UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 14, 2004 (December 13, 2004)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South	98144
Seattle, Washington

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBITS

Item 8.01 Other Events.

      We held a special meeting of our stockholders to vote on whether to approve the issuance of an indeterminate number of shares of common stock to satisfy future payment obligations that we incurred in connection with our acquisition of On Demand Distribution Limited (“OD2”) in June 2004. We were required to seek approval of our stockholders with respect to additional share issuances to satisfy these obligations under the rules of the Nasdaq SmallCap Market. We may also elect to satisfy these future payment obligations in cash.

      Of the 81,890,563 shares of our common stock outstanding as of the record date for the special meeting, 41,447,434 shares were present in person or by proxy (or 51% of our outstanding common stock as of the record date). The proposal passed with the following results (which exclude the votes of former OD2 shareholders as required by the rules of the Nasdaq SmallCap Market):

Votes For	Votes Against	Abstain
23,697,308	4,703,047	1,683,331

      Under the terms of our acquisition of OD2, we are required to make an initial deferred payment of £1.2 million (approximately $2.3 million based on exchange rates as of December 13, 2004) to former OD2 shareholders. We are required to pay approximately £1.0 million (approximately $1.9 million based on exchange rates as of December 13, 2004) of this amount on December 14, 2004, to certain former OD2 shareholders. We may satisfy this obligation, at our election, by paying in cash or by issuing an aggregate of 1,309,568 shares of our common stock. Our Board of Directors has elected to issue 1,309,568 shares of our common stock to these shareholders to satisfy this obligation. Of the shares of our common stock we are issuing today, 183,944 shares will be placed in escrow for a period of 18 months from June 22, 2004, pursuant to the terms of our purchase of OD2 to satisfy claims we may have under the acquisition documents.

      The balance of the initial approximately £1.2 million deferred payment, or approximately £200,000 (approximately $380,000 based on exchange rates as of December 13, 2004) is due within 14 days of December 30, 2004 to certain former OD2 shareholders who elected to receive promissory notes in connection with our acquisition of OD2. We may also elect to satisfy this obligation in cash or by issuing shares of our common stock.

      The securities described above have not been registered and are being issued in reliance upon exemptions from the registration requirements of the Securities Act provided by Regulation S and section 4(2) thereunder. Such securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. We have agreed to use our commercially reasonable efforts to file a registration statement covering resales of these securities within 45 days of issuance.

Item 9.01 Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits.

2.1(1)	Recommended Offer by Loudeye Corp. for On Demand Distribution Limited dated June 22, 2004 (including form of Registration Rights Agreement).

2.2(1)	Deed Poll of Warranty and Indemnity dated June 22, 2004.

2.3(2)	Form of Promissory Note issued to certain former shareholders of On Demand Distribution Limited.

(1)	Incorporated by reference to Loudeye Corp.’s current report on Form 8-K filed on June 22, 2004.

(2)	Incorporated by reference to Exhibit 2.1 of Loudeye Corp.’s quarterly report on Form 10-Q for the period ended September 30, 2004, filed on November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: December 14, 2004	By:	/s/ Eric S. Carnell
Eric S. Carnell
Vice President, Legal and Business Affairs and Corporate Secretary

EXHIBITS

2.1(1)	Recommended Offer by Loudeye Corp. for On Demand Distribution Limited dated June 22, 2004 (including form of Registration Rights Agreement).

2.2(1)	Deed Poll of Warranty and Indemnity dated June 22, 2004.

2.3(2)	Form of Promissory Note issued to certain former shareholders of On Demand Distribution Limited.

(1)	Incorporated by reference to Loudeye Corp.’s current report on Form 8-K filed on June 22, 2004.

(2)	Incorporated by reference to Exhibit 2.1 of Loudeye Corp.’s quarterly report on Form 10-Q for the period ended September 30, 2004, filed on November 15, 2004.